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                                                                       EXHIBIT 5

                                   May 9, 1995




Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois  60601

          Re:  13,000,000 Shares of Common Stock,
               $.01 par value
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Ladies and Gentlemen:

          I refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Stone Container Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 13,000,000 shares of Common Stock, $.01 par value (the "New Shares"), of the Company pursuant to the Stone Container Corporation 1995 Long-Term Incentive Plan (the "Plan").

          In rendering this opinion, I have examined and relied upon a copy of the Plan and the Registration Statement. I have also examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, I am of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. The New Shares will be legally issued, fully paid and non-assessable when (i) the New Shares shall have been duly issued and sold in the manner contemplated by the Plan and (ii) certificates representing the New Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          My opinion expressed herein is limited to the general corporation law of the State of Delaware, the laws of the State of Illinois and the laws of the United States.

          I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.
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Stone Container Corporation
May 9, 1995
Page 2


          I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement.

                                   Very truly yours,



                                   Leslie T. Lederer